                                                                     EXHIBIT 5.1

                         Law Office of Reed & Reed, P.C.
                                Attorneys at Law
                                    Suite 330
                                1919 14th Street
                             Boulder, Colorado 80302
                            Telephone (303) 413-0691
                            Facsimile (303) 413-0645




May 30, 2002


Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, Colorado   80401

RE:      Registration Statement on Form S-3
         Covering the Registration of 4,561,439
         Common Shares of Canyon Resources Corporation

Gentlemen and Ladies:

         We have acted as counsel for Canyon Resources Corporation, a Delaware corporation (the "Company"), in connection with the registration for sale of 4,561,439 shares of the Company's Common Stock (the "Securities") in accordance with the registration provisions of the Securities Act of 1933, as amended.

         In such capacity we have examined among other documents, the Articles of Incorporation and By Laws of the Company, records of corporate proceedings, the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on or about May 30, 2002, (as may be further amended from time to time, the "Registration Statement"), covering the registration of the Securities. We have also made such other investigations and reviewed such other documents as we have deemed necessary in order to express the opinions se forth below.

         Based upon the foregoing and upon such further examinations as we have deemed relevant and necessary, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

         2. The Securities have been (or will be upon due exercise of the applicable warrants) legally and validly authorized under the Company's Articles of Incorporation, as amended, and constitute (or will constitute upon due exercise of the applicable warrants) duly and validly issued and outstanding and fully paid and nonassessable shares of the Company under the Delaware General Corporation Law.

         We hereby consent to the use of our name beneath the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 thereto.


                                           Very truly yours,



                                           /s/ Law Office of Reed & Reed, P. C.
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                                           Law Office of Reed & Reed, P. C.